UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): December 4, 2006

                         CITADEL SECURITY SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                  000-33491                   75-2873882
     (State of other       (Commission File Number)         (IRS employer
     jurisdiction of                                    identification number)
     incorporation)

                TWO LINCOLN CENTRE, 5420 LBJ FREEWAY, SUITE 1600
                       DALLAS, TEXAS                75240
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (214) 520-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS.

On December 4, 2006, Citadel Security Software Inc. and its subsidiaries ("Citadel") closed the sale of substantially all of its assets to McAfee Security, LLC, a Delaware limited liability company and wholly owned subsidiary of McAfee, Inc., pursuant to the Asset Purchase Agreement(the "Asset Purchase Agreement") between and McAfee, Inc. and a subsidiary ("McAfee"). The Asset Purchase Agreement provides for the acquisition of substantially all of the assets (the "Assets") and the assumption of certain identified liabilities (the "Assumed Liabilities") of Citadel by McAfee (collectively, the "Sale"). The cash consideration received by Citadel for the purchase of the Assets and operating expense reimbursement was $60,020,579 in immediately available funds. Citadel anticipates that it will make distributions to its common stockholders after payment of all transaction costs, liabilities, preferred stock and other cash payments following expiration of a 30-day indemnification period, and subject to holding back any indemnification or other required amounts.

On December 4, 2006, Citadel issued a press release announcing the closing of the Sale, a copy of which is attached hereto as Exhibit 99.1.


ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

As a result of the consummation of the transactions contemplated by the Asset Purchase Agreement on December 4, 2006, Citadel is required to make the following payments pursuant to agreements that have been previously filed with the Securities and Exchange Commission:

1. Pursuant to an Agreement (the "Preferred Holder Agreement") dated October 2, 2006 between Citadel Satellite Strategic Finance Associates, LLC and Satellite Strategic Finance Partners, Ltd. (the "Holders"), Citadel is required to redeem its outstanding shares of Series A and Series B Convertible Preferred Stock (the "Preferred Stock") for $18.84 million (as well as an additional payment of up to $4.71 million to the extent distributions to Citadel's common stockholders exceed $19.75 million or $0.57 per share).

2. Pursuant to a Loan and Security Agreement between Citadel and Lawrence Lacerte, dated as of October 10, 2005, Citadel is required to repay its outstanding principal, interest and prepayment fees in the amount of $4,018,750.

3. Pursuant to a Promissory Note dated as of August 11, 2006 payable to Steven B. Solomon, Citadel's CEO, Citadel is required to repay its outstanding principal, interest and prepayment fees in the amount of $3,614,411.

4. Pursuant to a Factoring Agreement between Citadel and Allied Capital Partners, L.P., dated as of October 28, 2005, Citadel is required to pay outstanding amounts of $1098,914.10.

5. Our 2002 stock incentive plan, which we refer to as our "stock option plan," provides that all stock options outstanding under the stock option plan will fully vest in connection with the closing of the asset sale. As permitted by our stock option plan, we accelerated such options effective 15 days before the scheduled closing of the asset sale. Our stock option plan also provides that, in the discretion of our board of directors, any holder of stock options outstanding at the closing of a change of control may receive a payment equal to the difference between the price received by stockholders in the change of control and the exercise price of such holder's stock option. We refer to this provision as the "cash-out program." We implemented the cash-out program in connection with the closing of the asset sale and the subsequent distributions to our stockholders. As a result, holders of options that remain unexercised on the record date of our initial anticipated liquidating distribution will receive from us, at the same time liquidating distributions are made to holders of our common stock, cash payments equal to the product of the total number of shares that were subject to such option immediately prior to the closing of the asset sale, and the amount per share then being distributed in respect of our common stock. However, these cash payments will be paid only to the extent, if any, per share liquidating distributions in respect of our common stock exceed the per share exercise price of such option.

We have also granted "outside-the-plan" stock options. Seven individuals hold one or more "outside-the-plan" options with exercise prices below $0.54 per share. All of such "in-the-money" options are fully vested, so we do not expect to accelerate the vesting of any "outside-the-plan" options. We entered into agreements with the holders of these options to provide for a cash-out component similar to the options issued under the stock option plan. The individual holders of these options include Messrs. Banzhof, Connelly and Solomon, each of whom is an executive officer, as well as our directors Chris A. Economou and John A. Leide.

We do not expect Mr. Solomon to participate in this program as a result of the arrangement described below under "Solomon and Connelly Exercise Price Bonus Arrangements."

Subject to the discussion below under "Payment of Solomon and Connelly Exercise Price Bonus Arrangements," the only outstanding options held by our executives that have exercise prices at or below $0.54 per share are as follows:

- Mr. Banzhof holds an option to purchase 225,000 shares of common stock at $0.32 per share. Under the cash-out program, he will be entitled to receive payments after common stockholders have received per share distributions of $0.32. Assuming we distribute $0.54 per share to our common stockholders, Mr. Banzhof will receive a cash-out program payment of $49,500. If Mr. Banzhof exercises this option, he will not be entitled to participate in the cash-out program, but instead will receive distributions on the shares of common stock he receives in such exercise.

- Mr. Connelly holds an option to purchase 275,000 shares exercisable at $0.32 per share and an option to purchase 100,000 shares exercisable at $0.34 per share. Under the cash-out program, he will be entitled to receive payments with respect to the option to purchase 275,000 shares after common stockholders have received per share distributions of $0.32 and with respect to the option to purchase 100,000 shares after common stockholders have received per share distributions of $0.34. Assuming we distribute $0.54 per share to our common stockholders, Mr. Connelly will receive a cash-out program payment of $80,500. If Mr. Connelly exercises these options, he will not be entitled to participate in the cash-out program, but instead will receive distributions on the shares of common stock he receives in such exercise. Mr. Connelly will also receive the stock-related benefits described below under "Solomon and Connelly Exercise Price Bonus Arrangements."

6.     Solomon and Connelly Exercise Price Bonus Arrangements.   Pursuant to the
Solomon employment agreements and our employment agreement with Mr. Connelly, we agreed that upon a change of control, including a sale of all or substantially all of our assets, we would pay:

- a bonus to Mr. Solomon equal to the exercise price of all his options (options to purchase 3,650,000 shares, all of which are vested, at exercise prices ranging from $0.32 to $1.28, for an aggregate exercise price of $1,552,000); and

- a bonus to Mr. Connelly equal to the exercise price of certain of the stock options granted to him (options to purchase 50,000 shares, all of which are vested, at an exercise price of $1.28, for an aggregate of $64,000).

We have amended our agreement with Mr. Solomon to provide that, if the asset sale is completed, and in consideration of his non-competition agreement with McAfee, Mr. Solomon will agree to forgive our obligation to pay him a bonus and cancel his stock options and, in exchange, we will issue him 3,650,000 shares of common stock. We also have amended our agreement with Mr. Connelly to provide that, if the asset sale is completed, Mr. Connelly will agree to forgive our obligation to pay him a bonus and cancel his option described above and, in exchange, we will issue him 50,000 shares of common stock.

7. Non-Employee Directors. Options held by our directors will be entitled to the same vesting acceleration and cash-out program benefits to which all other holders of options are entitled. See "Treatment of Outstanding Stock Options," above. Because all options held by our non-employee directors are fully vested, they will not receive any acceleration benefit. Our non-employee directors will receive the benefits under our cash-out program. In December 2005, we issued 25,000 restricted shares of common stock to each of our non-employee directors that vested immediately upon issuance. These directors will receive distributions on such shares on the same basis as other common stockholders.

8. We have agreed with Mr. Allbaugh that upon a change of control we will pay Mr. Allbaugh a bonus equal to the $0.93 per share exercise price of 100,000 of the options granted to him, for an aggregate of $93,000. In November 2006, we amended our agreement with Mr. Allbaugh to provide that, if the asset sale is completed, Mr. Allbaugh will agree to forgive our obligation to pay him such a bonus and cancel his stock options and, in exchange, we will issue him 100,000 shares of common stock. As a result, Mr. Allbaugh will receive distributions on 100,000 shares, on the same basis as other common stockholders, for an aggregate distribution of $54,000, assuming we distribute $0.54 per share to our common stockholders.


ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the Asset Purchase Agreement, Citadel entered into an agreement to amend some of its agreements with Randy Schirman, our Executive Vice President of Worldwide Sales, described below. In December 2006, Mr. Schirman and Citadel executed an agreement providing that, if he accepts employment with McAfee, he will waive the right to receive any change of control termination payment, stay bonus or employment severance payment in his change of control agreement dated December 23, 2005 and his employment offer letter. In this agreement, Citadel agrees to make the required change of control termination payment and employment severance payment following, and conditioned on, the closing of the asset sale, regardless of whether the remaining executives' employment is terminated. As a result, after the closing of the asset sale, we expect to make a payment of approximately $183,000 to Mr. Schirman. This agreement is included as Exhibit 10.1 to this Report and the foregoing description is qualified in its entirety by reference to the exhibit.


ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On December 4, 2006, Citadel closed the sale of substantially all of its assets to McAfee, pursuant to the Asset Purchase Agreement between Citadel and McAfee. The Asset Purchase Agreement provides for the acquisition of substantially all of the Assets and the assumption of the Assumed Liabilities of Citadel by McAfee. The cash consideration received by Citadel for the purchase of the Assets and operating expense reimbursement was $60,020,579 in immediately available funds. Citadel anticipates that it will make distributions to its common stockholders after payment of all transaction costs, liabilities, preferred stock and other cash payments following expiration of a 30-day indemnification period, and subject to holding back any indemnification or other required amounts.

The estimated net cash proceeds from the sale are expected to be as follows:

Cash consideration                                                                $56,113,000
Post closing estimated operating expense working capital
  reimbursement(1)                                                                  3,907,579
                                                                                  -----------
  Estimated gross cash proceeds                                                    60,020,579
Estimated expenses and obligations:
  Investment banking fees(2)                                                          800,000
  Estimated taxes resulting from transaction(3)                                     1,100,000
  Repayment of loans(4)                                                             8,172,000
  Preferred stock payments(5)                                                      18,840,000
  Estimated accrued employee compensation payments(6)                               1,400,000
  Estimated liabilities at closing(7)                                               3,017,000
  Estimated operating expenses from closing of asset sale
    through liquidation(8)                                                            654,000
  Professional fees (attorneys, accountants, & other advisors)                        800,000
  Director & officer liability insurance                                              150,000
  Estimated severance costs(9)                                                      6,718,000
  Cash out of stock options(10)                                                       180,000
  Proxy solicitation                                                                   50,000
                                                                                  -----------
  Total estimated payments of expenses and obligations                             41,881,000
                                                                                  -----------
Estimated net cash proceeds from sale of assets                                   $18,139,579
                                                                                  ===========

     (1) Represents four months operating expense reimbursement at $1.7 million per month offset by cash received from customers during the four month period beginning August 1, 2006.

     (2)  Includes  estimated  fees for services provided by investment bankers.

     (3) Estimated taxes resulting from application of the federal alternative minimum tax rules.

     (4) Represents payment of advances, loans, prepayment premiums and accrued interest to i) Mr. Solomon of approximately $4,044,410, ii) to Allied Capital, our factor, of approximately $108,914 and iii) to Lawrence Lacerte, our senior lender of approximately $4,018,750.

     (5) Payments to preferred shareholders, giving effect to a $4,710,000 reduction pursuant to the preferred stockholder agreement.

     (6) Payments to employees for accrued vacation, commissions, bonus and other compensation.

     (7) Payments to the company's creditors of amounts based on assumed settlement values.

     (8) Estimated post closing operating expenses to be reserved to wind down the company.

     (9) Includes payment of severance to our Chief Executive Officer of approximately $6,089,234.

     (10) Estimated payment to employees for the difference between the exercise price of their in-the-money employee stock options and $0.53 per share, the estimate of the per share dividend distribution to shareholders.


ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

Pursuant to the Preferred Holder Agreement, the Holders have agreed to accept $18.84 million as payment for the redemption of their shares of Preferred Stock in full satisfaction of any liquidation preference or redemption payment that would otherwise be due to such Holders or their successors or assigns upon completion of the Sale; provided, that the Holders shall be entitled to receive an additional payment of up to $4.71 million if the purchase price for the Assets results in payments to the holders of the Company's common stock that exceed $19.75 million in the aggregate or $0.57 per share of common stock after payment of taxes, creditors, transaction expenses, the Preferred Stock, and other payments required or permitted under the Purchase Agreement. Following such additional payment, the Holders and Citadel have agreed that the balance of the proceeds from the Sale, if any, shall be for the benefit of the Company's common stockholders.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICER.

In connection with the closing of the Sale, several of the named executive officers of Citadel have resigned, including Messrs. Carl Banzhof, David Helffrich, and Robert Humphrey, effective as of December 4, 2006.


ITEM 8.01. OTHER EVENTS.

On December 1, 2006, the shareholders of Citadel, at a special meeting held in Dallas, Texas, approved the proposed sale of substantially all of Citadel's assets pursuant to the Asset Purchase Agreement between Citadel and McAfee, Inc. Over 95% of the votes cast at the Citadel special meeting voted to approve and adopt the Asset Purchase Agreement, the sale of substantially all of Citadel's assets pursuant to the Asset Purchase Agreement, the related plan of liquidation and dissolution of Citadel and the amendment to Citadel's certificate of incorporation. On December 4, 2006, Citadel issued a press release announcing the results of the special meeting, a copy of which is attached hereto as
Exhibit 99.2.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits. The following exhibits are filed as part of this report:

10.1 Amendment to Agreement with Randy Schirman, between Randy Schirman and Citadel Security Software Inc., dated as of December 2, 2006.

99.1 Press Release, dated December 4, 2006, issued by Citadel Security Software Inc.

99.2 Press Release, dated December 1, 2006, issued by Citadel Security Software, Inc.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Citadel Security Software Inc. (Registrant)


By: /s/ STEVEN B. SOLOMON
        Steven B. Solomon
        Chief Executive Officer

Dated as of December 8, 2006